Exhibit 32

Section 1350 Certification

In connection with the quarterly report of China Direct, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2008 as filed with the Securities and Exchange Commission (the “Report”), I, Yuejian (James) Wang, Chairman and Chief Executive Officer of the Company, and I, Yi (Jenny) Liu, Vice President - Finance of the Company, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

November 13, 2008	/s/ Yuejian (James) Wang
Yuejian (James) Wang, Chairman and Chief Executive Officer

November 13, 2008	/s/ Yi (Jenny) Liu
Yi (Jenny) Liu, Vice President - Finance

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.